                               POWER OF ATTORNEY

       KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Susan L. Harris, Scott L. Robinson, Peter C. Sutton and Robert M. Zakem, or each of them, as his true and lawful attorneys-in-fact and agents, to do any and all acts and to execute any and all instruments that said attorneys-in-fact and agents may deem necessary or advisable to enable the Trust to comply with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission under those Acts or under any other federal securities laws, including specifically, but without limiting the foregoing, signing any instruments or documents filed as part of or in connection with: (i) the registration of the Trust under the Investment Company Act of 1940, as amended; (ii) the registration of its shares under the Securities Act of 1933, as amended; (iii) the registration of additional Trust shares for public sale; and (iv) application for exemptive orders necessary in the best interest of the Trust. Each person whose signature appears below hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done within the scope of this appointment.

       WITNESS the due execution hereof on the date and in the capacity set forth below.

                            SUNAMERICA SERIES TRUST

Signature                                  Title                                       Date
---------                                  -----                                       ----
/s/ James K. Hunt                          Trustee, Chairman and President             January 19, 1995
-----------------                          (Principal Executive Officer)
James K. Hunt


/s/ Scott L. Robinson                      Senior Vice President, Treasurer            January 19, 1995
---------------------                      and Controller (Principal Financial
Scott L. Robinson                          and Accounting Officer)

/s/ Richards D. Barger                     Trustee                                     January 19, 1995
----------------------
Richards D. Barger


/s/ Frank L. Ellsworth                     Trustee                                     January 19, 1995
----------------------
Frank L. Ellsworth


/s/ Gordon F. Hampton                      Trustee                                     January 19, 1995
---------------------
Gordon F. Hampton


/s/ Norman J. Metcalfe                     Trustee                                     January 19, 1995
----------------------
Norman J. Metcalfe